Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Lori M. Milovich	David W. Carlson
Director, Public &	Executive Vice President &
Investor Relations	Chief Financial Officer
GameStop Corp.	GameStop Corp.
(817) 424-2130	(817) 424-2130

GameStop Corp. Comparable Store Sales Up 12%

Video Game Software Sales Increase 36%

Record-Breaking “Halo 2” Sales

Raising Full Year Guidance

Grapevine, TX (November 15, 2004) – GameStop Corp. (NYSE: GME and GME.B), the nation’s largest video game and entertainment software specialty retailer, today reported sales and earnings for the third quarter ended October 30, 2004.

GameStop sales increased 28% to $416.7 million in the third quarter of 2004, from $326.0 million in the prior year quarter. Video game software sales were exceptionally strong, growing 36%, with leading titles such as “Madden NFL 2005” from Electronic Arts, Inc., “Grand Theft Auto: San Andreas” from Take-Two Interactive, and “Fable” from Microsoft, Inc. Video game hardware sales were robust with the launch of the newly redesigned PSTwo and the Xbox holiday bundle. Comparable store sales increased a strong 11.8% during the quarter, with new stores, including 72 stores opened during this quarter, also exceeding sales expectations.

Net earnings for the third quarter were $12.1 million, or $0.21 per diluted share, including an after-tax charge of $1.7 million, or $0.03 per diluted share, attributable to professional fees related to the spin-off of GameStop Class B common shares previously owned by Barnes & Noble, Inc. Excluding this after-tax charge, which management views as non-recurring, third quarter earnings of

$13.8 million, or $0.24 per diluted share, were significantly above previously released guidance and increased 29% from the prior year quarter, when earnings were $10.7 million, or $0.18 per diluted share.

“Nearly every new game released during the quarter exceeded our expectations, showing the overwhelming demand for video game products and how our new and used model helps us to grow market share and customer demand,” said R. Richard Fontaine, Chairman and Chief Executive Officer. “The launch of the new PSTwo in early October, coupled with the late October launch of the Xbox holiday bundle, drove hardware sales far beyond our original projections.”

GameStop had a record-breaking sales day on November 9th, with the release of “Halo 2” from Microsoft, Inc. In addition to GameStop surpassing its largest sales day in history, “Halo 2” sold over 525,000 units in 24 hours, setting a new record for sell-through in a single day.

Fontaine continued, “Our initial projections for a strong holiday season seem to be justified by the exceptional acceptance of the video games released thus far in the season, and we are looking forward to an exciting few months and beyond.”

Based on the initial momentum seen in the fourth quarter, we are raising guidance for the fourth quarter and full year of 2004. Fourth quarter guidance assumes comparable store sales will range from +6% to +9%, with earnings per diluted share between $0.81 and $0.84. We are also raising our full-year 2004 earnings guidance to between $1.28 and $1.31 per diluted share, before one-time charges.

A conference call with GameStop Corp.’s management will be simulcast on the Web at (http://www.gamestop.com) beginning at 4:00 PM ET on November 15, 2004, and will be accessible at (http://www.gamestop.com/investor-relations), where it will be archived until November 29, 2004.

About GameStop Corp.

Headquartered in Grapevine, TX, GameStop Corp. (NYSE: GME) is the nation’s largest video game and entertainment software specialty retailer, based on the number of U.S. stores and U.S. revenues. The company operates 1,746 retail stores throughout 49 states, the District of Columbia, Puerto Rico and Ireland, primarily under the GameStop® brand. In addition, the company owns a commerce-enabled Web property, GameStop.com, and Game Informer® magazine, a leading video and computer game publication.

GameStop Corp. sells the most popular new software, hardware and game accessories for the PC and next generation video game systems from Sony, Nintendo, and Microsoft, and is also the industry’s largest reseller of used video games. In addition, the company sells computer and video game magazines and strategy guides, action figures, and other related merchandise to more than 30 million customers.

General information on GameStop Corp. can be obtained via the Internet by visiting the company’s corporate Website: http://www.gamestop.com/investor-relations/

SAFE HARBOR

This press release (including the attached schedules) contains “forward-looking statements.” GameStop Corp. is including this statement for the express purpose of availing itself of the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. These forward-looking statements are based on currently available information and represent the beliefs of the management of the company. These statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, general economic and market conditions, seasonality, decreased consumer demand for the company’s products, possible disruptions in the company’s computer or telephone systems, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible disruptions or delays in the opening of new stores or the inability to obtain suitable sites for new stores, possible disruptions or delays in successfully transferring the company’s headquarters and distribution center to a new facility during 2004 and 2005, higher than anticipated store closing or relocation costs, higher interest rates, the performance of the company’s online and other initiatives, the successful integration of acquired businesses, unanticipated increases in merchandise or occupancy costs, unanticipated adverse litigation results or effects, product shortages, and other factors which may be outside of the company’s control. In addition, the video game industry has historically been cyclical in nature and dependent upon the introduction of new generation systems and related interactive software. Please refer to the company’s reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially.

###

GameStop Corp.
Statements of Operations
(in thousands, except per share data)

	13 weeks	13 weeks
	ended	ended
	October 30, 2004	November 1, 2003
Sales	$416,737	$326,042
Cost of sales	296,407	227,568

Gross profit	120,330	98,474
Selling, general and administrative expenses	91,136	72,865
Depreciation and amortization	9,342	7,718

Operating earnings	19,852	17,891
Interest expense (income), net	94	(62)

Earnings before income tax expense	19,758	17,953
Income tax expense	7,699	7,260

Net earnings	$12,059	$10,693

Earnings per common share:
Basic	$0.22	$0.19
Diluted	$0.21	$0.18
Weighted average common shares outstanding:
Basic	54,334	55,767
Diluted	57,367	59,431

	13 weeks	13 weeks
	ended	ended
	October 30, 2004	November 1, 2003
Percentage of sales:
Sales	100.0%	100.0%
Cost of sales	71.1%	69.8%

Gross profit	28.9%	30.2%
SG&A expenses	21.9%	22.3%
Depreciation and amortization	2.2%	2.4%

Operating earnings	4.8%	5.5%
Interest expense (income), net	0.1%	—

Earnings before income tax expense	4.7%	5.5%
Income tax expense	1.8%	2.2%

Net earnings	2.9%	3.3%

GameStop Corp.
Statements of Operations
(in thousands, except per share data)

	39 weeks	39 weeks
	ended	ended
	October 30, 2004	November 1, 2003
Sales	$1,134,066	$953,457
Cost of sales	800,989	680,559

Gross profit	333,077	272,898
Selling, general and administrative expenses	263,727	212,662
Depreciation and amortization	26,183	20,807

Operating earnings	43,167	39,429
Interest expense (income), net	(253)	(648)

Earnings before income tax expense	43,420	40,077
Income tax expense	17,011	16,167

Net earnings	$26,409	$23,910

Earnings per common share:
Basic	$0.47	$0.42
Diluted	$0.45	$0.40
Weighted average common shares outstanding:
Basic	55,981	56,538
Diluted	59,010	59,953

	39 weeks	39 weeks
	ended	ended
	October 30, 2004	November 1, 2003
Percentage of sales:
Sales	100.0%	100.0%
Cost of sales	70.6%	71.4%

Gross profit	29.4%	28.6%
SG&A expenses	23.3%	22.3%
Depreciation and amortization	2.3%	2.2%

Operating earnings	3.8%	4.1%
Interest expense (income), net	—	(0.1)%

Earnings before income tax expense	3.8%	4.2%
Income tax expense	1.5%	1.7%

Net earnings	2.3%	2.5%

GameStop Corp.
Balance Sheets
(in thousands, except per share data)

	October 30,	November 1,
	2004	2003
ASSETS:
Current assets:
Cash and cash equivalents	$101,563	$91,577
Receivables, net	10,490	8,013
Merchandise inventories	274,752	309,691
Prepaid expenses and other current assets	14,987	10,964
Prepaid taxes	12,047	16,798
Deferred taxes	7,661	6,034

Total current assets	421,500	443,077

Property and equipment:
Land	2,000	—
Leasehold improvements	87,484	52,287
Fixtures and equipment	169,543	124,498

	259,027	176,785
Less accumulated depreciation and amortization	109,435	76,067

Net property and equipment	149,592	100,718

Goodwill, net	320,888	320,826
Other noncurrent assets	1,849	1,401

Total assets	$893,829	$866,022

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$190,657	$239,184
Accrued liabilities	104,348	75,334
Note payable, current portion	49,673	—

Total current liabilities	344,678	314,518
Deferred taxes	17,820	5,574
Other long-term liabilities	3,364	3,314
Note payable, long-term portion	24,347	—

Total liabilities	390,209	323,406

	October 30,	November 1,
	2004	2003
Stockholders’ equity:
Preferred stock - authorized 5,000 shares; no shares issued or outstanding	—	—
Class A common stock - $.001 par value; authorized 300,000 shares; 23,844 and 21,674 shares issued and outstanding, respectively	24	22
Class B common stock - $.001 par value; authorized 100,000 shares; 29,902 and 36,009 shares issued and outstanding, respectively	30	36
Additional paid-in-capital	496,025	499,059
Accumulated other comprehensive income (loss)	437	(25)
Retained earnings	57,104	78,530
Treasury stock, at cost, 3,263 and 2,304 shares, respectively	(50,000)	(35,006)

Total stockholders’ equity	503,620	542,616

Total liabilities and stockholders’ equity	$893,829	$866,022

Schedule I
GameStop Corp.
Retail Sales Mix

	13 weeks	13 weeks
	ended	ended
	October 30, 2004	November 1, 2003
Video Game Hardware	13%	15%
Video Game Software	70%	65%
Video Game Accessories	10%	10%
PC Software	5%	7%
PC Accessories and Other	2%	3%

Schedule II
GameStop Corp.
Reconciliation of Spin-Off Professional Fees Charge
(in thousands, except per share data)

	13 weeks	Percentage
	Ended	Of
	October 30, 2004	Sales
Selling, general and administrative expenses	$91,136	21.9%
Less: Spin-off professional fees	(2,800)	(0.7%)

Selling, general and administrative expenses excluding spin-off professional fees	$88,336	21.2%

Operating earnings	$19,852	4.8%
Add: Spin-off professional fees	2,800	0.6%

Operating earnings excluding spin-off professional fees	$22,652	5.4%

Net earnings	$12,059	2.9%
Add: After–tax spin-off professional fees	1,739	0.4%

Net earnings excluding spin-off professional fees	$13,798	3.3%

Net earnings per common share — diluted	$0.21
Add: After–tax spin-off professional fees per common share – diluted	$0.03

Net earnings excluding spin-off professional fees per common share – diluted	$0.24